UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

CLEVELAND BIOLABS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32954	20-0077155
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 High Street

Buffalo, New York 14203

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2015, Cleveland BioLabs, Inc. (the “Company”) entered into a definitive stock purchase agreement (the “Purchase Agreement”) with an accredited investor, David Davidovich, a venture capital investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser, subject to customary closing conditions, an aggregate of 6,459,948 shares of the Company’s common stock, par value $0.005 per share (the “Shares”), for an aggregate purchase price of $24,999,998.76, or $3.87 per share (the “Private Placement”).

On June 19, 2015, pursuant to Listing Rule 5635(f), NASDAQ Stock Market LLC (“NASDAQ”) granted the Company’s request for a financial viability exception to the shareholder approval requirements that would otherwise apply to the Private Placement. The Audit Committee of the Company’s Board of Directors, which is comprised solely of independent, disinterested directors, approved the Company’s reliance on the NASDAQ financial viability exception. In accordance with NASDAQ requirements, the Company will mail a letter to stockholders notifying them of its intention to close the Private Placement without obtaining approval from its stockholders.

The Company anticipates closing of the Private Placement to occur on or around July 6, 2015 (the “Closing”). Each party has the right to terminate the Purchase Agreement if certain conditions are not met, including a right to terminate if the Closing does not occur by July 15, 2015, as described more fully in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Purchaser has agreed to not sell or otherwise transfer any of the Shares until the second anniversary date of the Closing.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”), and in reliance on similar exemptions under applicable state laws. Upon completion of the Private Placement, a Form D filing will be made in accordance with the requirements of Regulation D. No underwriting discounts or commissions are or will be payable as a result of the offer, sale and issuance by the Company of the Shares.

On November 4, 2014, the Company entered into a letter agreement, as later amended (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS) (“Ladenburg”) pursuant to which the Company engaged Ladenburg to act as its exclusive book-runner in connection with the issuance and sale of its equity securities. Pursuant to the terms of the Placement Agency Agreement, the Company will pay to Ladenburg $685,000 in connection with the Private Placement. In addition, on June 3, 2015, the Company entered into a letter agreement (the “Fairness Opinion Advisory Agreement”) with Ladenburg pursuant to which the Company engaged Ladenburg to render a fairness opinion with regard to the Private Placement. Pursuant to the terms of the Fairness Opinion Advisory Agreement, the Company will pay to Ladenburg a fairness opinion advisory fee equal to $300,000.

In connection with the Private Placement, on or prior to the Closing the Company will enter into a Registration Rights Agreement with the Purchaser (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement under the Act covering the resale of the Shares within sixteen months after the Closing. The Company will bear all expenses of such registration.

Additionally, pursuant to the terms of the Purchase Agreement, on or prior to the Closing the Board of Directors (the “Board”) of the Company will expand the size of the Board from six to thirteen members. The Purchaser shall have the right to designate seven new directors and will be able to nominate for election to the Company’s Board a majority of directors until such time when the Purchaser no longer holds a majority of the issued and outstanding common stock of the Company. Within four days of the appointment of the Purchaser’s designees, the Company will report such appointments in a Current Report on Form 8-K. Pursuant to the terms of the Purchase Agreement, the Company has agreed to use its best efforts to take all necessary actions in order to amend the Company’s restated certificate of incorporation at the Company’s next annual meeting (the “Amendments”). Such Amendments will provide that, among other things, (i) any director may be removed by the holders of a majority of the shares then entitled to vote, (ii) a stockholder owning 10% or more of the Company’s issued and outstanding shares can call a special meeting of the Company’s stockholders, and (iii) Section 203 of the Delaware General Corporation Law will be rendered inapplicable. On or prior to the Closing, the Company’s directors and executive officers (the “Directors and Officers”) will enter into a Voting Agreement, pursuant to which the Directors and Officers have agreed to vote all shares over which such Directors and Officers have control (in their capacity as stockholders of the Company and not in their capacity as Directors or Officers) in favor of the Amendments. Furthermore, if any action or proposal intended to prevent, impede, interfere with, delay, postpone or adversely affect the Private Placement, the Directors and Officers will vote all shares over which such Directors and Officers have control against such actions pursuant to the Voting Agreement.

Prior to the Closing, the Company will enter into employment agreements with three of our named executive officers, Drs. Yakov Kogan, Andrei Gudkov and Langdon Miller. A description of the material terms of such agreements will be described in a Current Report on Form 8-K within four days of the entry into such agreements.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Voting Agreement are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Registration Rights Agreement and Voting Agreement, and filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated herein to this Item 3.02.

Item 5.01	Change in Control of Registrant.

The disclosures set forth in Item 1.01 above are incorporated herein to this Item 5.01.

Upon the Closing and issuance of the Shares, the Purchaser will own approximately 60.59% of the Company’s outstanding common stock (based on the capitalization of the Company at the time of signing). The source of funds for the purchase of the Shares is cash on hand of the Purchaser. The Purchaser is not assuming control from any one individual stockholder or control group, and thus no disclosure is required under Item 5.02(6) of Form 8-K. Additionally, there is no arrangement or understanding among the Purchaser and a former control group that would require disclosure under Item 5.02(7) of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 are incorporated herein to this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement

10.2	Registration Rights Agreement

10.3	Form of Voting Agreement

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its other filings from time to time filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	CLEVELAND BIOLABS, INC.

	By:	/s/ Yakov Kogan
Yakov Kogan
Chief Executive Officer